Exhibit 99.B(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 26, 2016, relating to the financial statements and financial highlights which appear in the August 31, 2016 Annual Report to Shareholders of the, Bogle Investment Management Small Cap Growth Fund, Free Market US Equity Fund, Free Market International Equity Fund, Free Market Fixed Income Fund, Matson Money US Equity VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money Fixed Income VI Portfolio, The Schneider Small Cap Value Fund, and the Altair Smaller Companies Fund, each constituting a separate series of the RBB Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, “Financial Highlights”, and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA
December 23, 2016